UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

RED HAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33162	06-1364380
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Davie St., Raleigh, North Carolina 27601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (919) 754-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 6, 2015, the Board of Directors (the “Board”) of Red Hat, Inc. (the “Company”) approved an amendment and restatement of the Company’s by-laws (the “By-Laws”), effective immediately, that includes:

•	the addition in Section 1.10(A)(3) of new information requirements for a nominee for election or re-election as a director of the Company;

•	the addition of a new Section 5.13 that designates the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for certain legal disputes, unless the Company consents in writing to the selection of an alternative forum; and

•	amendments to the indemnification provisions in Article VII to:

¡	limit the Company’s mandatory indemnification obligations to cover any person who is or was a director or officer of the Company, or a person who is or was serving at the request of the Company as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, and provide permissive indemnification rights for any other person who is or was an employee or agent of the Company or who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity;

¡	require delivery of a written claim for payment in order to receive mandatory advancement of expenses; and

¡	require authorization or consent from the Company’s Board to indemnify a director or officer who initiates an action, suit or proceeding, except in the case of any action, suit or proceeding initiated to enforce rights to indemnification or advancement of expenses.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by the By-Laws, a copy of which, marked to show changes, is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 6, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 183,474,330 shares of common stock outstanding as of June 15, 2015, the record date, 166,276,781 shares were represented at the Annual Meeting (in person or by proxy), constituting 90.63% of the outstanding shares entitled to vote.

At the Annual Meeting, stockholders of the Company (1) elected Sohaib Abbasi, Charlene T. Begley, Narendra K. Gupta, William S. Kaiser, Donald H. Livingstone and James M. Whitehurst as directors of the Company, each to serve for a one-year term, (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016, and (3) approved a non-binding advisory resolution relating to the Company’s executive compensation.

The final voting results are set forth below.

1.	The election of six members to the Board, each to serve for a one-year term:

Nominee	For	Against	Abstain	Broker Non-Votes
Sohaib Abbasi	153,992,715	1,630,057	849,043	9,804,966
Charlene T. Begley	154,031,547	1,593,402	846,866	9,804,966
Narendra K. Gupta	153,818,320	1,803,444	850,051	9,804,966
William S. Kaiser	152,756,147	2,868,369	847,299	9,804,966
Donald H. Livingstone	154,000,369	1,622,185	849,261	9,804,966
James M. Whitehurst	154,009,221	1,618,323	844,271	9,804,966

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016:

For	Against	Abstain	Broker Non-Votes
163,896,072	1,496,743	883,966	0

3.	Approval, on an advisory basis, of the following non-binding resolution relating to the Company’s executive compensation:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2015 Annual Meeting of Stockholders, is hereby APPROVED.

For	Against	Abstain	Broker Non-Votes
153,918,238	1,571,676	981,901	9,804,966

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2015	RED HAT, INC.

	By:	/s/ R. Brandon Asbill
		Name:	R. Brandon Asbill
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Red Hat, Inc., August 6, 2015 (marked copy)